                                                                    Exhibit 23.1



                    CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
  Sound Source Interactive, Inc.


We hereby consent to the use in this Registration Statement of our report dated September 16, 1996 relating to the consolidated financial statements as of and for the two-year period ended June 30, 1996 appearing in the Prospectus, which is part of the Registration Statement of Sound Source Interactive, Inc. and to the reference to us under the heading
"Experts" in the Prospectus.

                                        /s/ Corbin & Wertz



                                        CORBIN & WERTZ


Irvine, California
May 9, 1997